INNOVID CORP.
30 IRVING PLACE, 12TH FLOOR
NEW YORK, NY 10003

V11470-P84386

Your **Vote** Counts!

INNOVID CORP.

2023 Annual Meeting

Vote by June 6, 2023
11:59 PM Eastern Time



You invested in INNOVID CORP. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 7, 2023.**

Get informed before you vote

View the Notice, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 7, 2023
10:00 a.m. Eastern Time

Meeting to be held virtually at:
www.virtualshareholdermeeting.com/CTV2023

Vote Prior to the Meeting:
Online: www.ProxyVote.com
By Mail: Request a paper copy of the materials, which will include a proxy card

*Please check the meeting materials for any special requirements for meeting attendance.

Voting Items	Board Recommends
1. Election of Class II Directors **Nominees:** 01) Rachel Lam 02) Gilad Shany	For
2. Ratification of the appointment of Kost Forer Gabbay & Kasierer, member of Ernst & Young Global, as Innovid Corp.'s independent registered public accounting firm for the 2023 fiscal year.	For

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

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